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                                                                    Exhibit 5.2

                          [Baker & McKenzie Letterhead]






                                                              June 20, 2001


Trenwick Group Ltd.
Continental Building
25 Church Street
Hamilton HM 12, Bermuda

Trenwick America Corporation
One Canterbury Green
Stamford, CT 06901

                      Re:    Trenwick Group Ltd.
                             Trenwick America Corporation
                             Registration Statement on Form S-3

Ladies and Gentlemen:

        We have represented Trenwick Group Ltd., a company duly organized and existing under the laws of Bermuda ("Trenwick") in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to Trenwick's Common Shares, Preferred Shares, Depository Shares, Warrants to Purchase Common Shares (the "Common Share Warrants"), Warrants to Purchase Preferred Shares (the "Preferred Share Warrants" and together with Common Share Warrants, the "Warrants"), Share Purchase Contracts, and Share Purchase Units. We also have represented Trenwick America Corporation, a Delaware corporation ("Trenwick America"), in connection with the preparation and filing with the SEC under the Act, of the Registration Statement relating to Trenwick America's Debt Securities, which are fully and unconditionally guaranteed (the "Guarantee of Debt Securities") by Trenwick. We also have represented Trenwick America Capital Trust I, Trenwick America Capital Trust II and Trenwick America Capital Trust III (collectively, the "Trusts"), in connection with the preparation and filing with the SEC under the Act, of the Registration Statement relating to the (a) Common Securities of each Trust, which are fully and unconditionally guaranteed by Trenwick and (b) Preferred Securities of each Trust, which are fully and unconditionally guaranteed by Trenwick (collectively, the "Trust Preferred Securities Guarantees" and, together with the Guarantee of Debt Securities, the "Guarantees") to be entered into in each case prior to the issuance of the applicable Trust's Common and Preferred Securities, with certain terms of each Preferred Securities Guarantee to be established by or





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pursuant to resolutions of the Board of Directors of Trenwick as part of the corporate action taken and to be taken relating to the issuance of each Preferred Securities Guarantee.

        The Trenwick America Debt Securities are to be issued under a senior indenture (the "Trenwick America Senior Indenture") among Trenwick America, Trenwick and Bank One Trust Company, N.A., as trustee, or a subordinated indenture (the "Trenwick Subordinated Indenture" and, together with the Trenwick America Senior Indenture, the "Trenwick America Indentures") among Trenwick America, Trenwick and Bank One Trust Company, N.A., as trustee, in each case to be entered into prior to the issuance of the Trenwick America Debt Securities, with certain terms of the Trenwick America Debt Securities to be established by or pursuant to resolutions of the Board of Directors of Trenwick and Trenwick America as part of the corporate action taken and to be taken relating to the issuance of the Trenwick America Debt Securities.

        The Common and Preferred Securities of each Trust are to be issued under an Amended and Restated Trust Agreement applicable to each Trust among the trustees named therein, Trenwick America and the holders from time to time of undivided beneficial interests in the assets of the applicable Trust, in each case to be entered into prior to the issuance by each Trust of its Common and Preferred Securities, with certain terms of each Trust's Common and Preferred Securities to be established by or pursuant to resolutions of the Board of Directors of Trenwick and Trenwick America as part of the corporate action taken and to be taken relating to the issuance by each Trust of its Common and Preferred Securities.

        The Warrants are to be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of Trenwick as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

        In rendering the opinions expressed herein, we have examined and are familiar with the (i) Registration Statement as an exhibit to which this opinion will be filed, (ii) form of Trenwick America Senior Indenture filed as an exhibit to the Registration Statement, (iii) form of Trenwick America Senior Note attached as an exhibit to the form of the Trenwick America Senior Indenture, (iv) form of Trenwick America Subordinated Indenture filed as an exhibit to the Registration Statement, (v) form of Trenwick America Subordinated Note attached as an exhibit to the form of the Trenwick America Subordinated Indenture, (vi) forms of the Amended and Restated Trust Agreement for each of the Trusts filed as exhibits to the Registration Statement, and (vii) forms of the Preferred Securities Guarantees filed as exhibits to the Registration Statement. We also have examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

        Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

        (i) Trenwick America is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.



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        (ii)    The Trenwick America Senior Indenture, assuming the due
                authorization thereof by Trenwick America and Trenwick and when duly executed and delivered, will constitute valid and binding obligations of Trenwick America and Trenwick enforceable against Trenwick America and Trenwick in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (iii) The Trenwick America Senior Notes, when duly executed and delivered and authenticated in accordance with the Trenwick America Senior Indenture and when payment therefore is received, will constitute valid and legally binding obligations of Trenwick America entitled to the benefits provided by the Trenwick America Senior Indenture.

        (iv) The Trenwick America Subordinated Indenture, assuming the due authorization thereof by Trenwick America and Trenwick and when duly executed and delivered, will constitute valid and binding obligations of Trenwick America and Trenwick enforceable against Trenwick America and Trenwick in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (v) The Trenwick America Subordinated Notes, when duly executed and delivered and authenticated in accordance with the Trenwick America Subordinated Indenture and when payment therefore is received, will constitute valid and legally binding obligations of Trenwick America entitled to the benefits provided by the Trenwick America Subordinated Indenture.

        (vi) The Guarantees, assuming the due authorization thereof and when duly executed and delivered, will constitute valid and binding obligations of Trenwick enforceable against Trenwick in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (vii) The Warrant Agreements, assuming the due authorization thereof and when duly executed and delivered will constitute valid and binding obligations of Trenwick enforceable against Trenwick in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).





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        (viii)  The Warrants, assuming the due authorization thereof and when duly executed and delivered and when countersigned in accordance with the Warrant Agreements, will be entitled to the benefits provided by the Warrant Agreements.

        (ix) The Stock Purchase Contracts, assuming the due authorization thereof and when duly executed and delivered, will constitute valid and binding obligations of Trenwick enforceable against Trenwick in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all the references to this firm under the heading "Legal Opinions" in the Registration Statement. In giving such consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,



                                                   /s/ Baker & McKenzie
                                                   --------------------
                                                   Baker & McKenzie













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